CUSIP No. 46187J205

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.001 per share of Invuity, Inc., and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of February 14, 2018

HEALTHCARE ROYALTY PARTNERS II, L.P.
By:	HealthCare Royalty GP II, LLC, its general partner

By:	/s/ Clarke B. Futch
Clarke B. Futch
Managing Partner

HEALTHCARE ROYALTY GP II, LLC, as general partner of HealthCare Royalty Partners II, L.P.

By:	/s/ Clarke B. Futch
Clarke B. Futch
Managing Partner

HEALTHCARE ROYALTY MANAGEMENT, LLC, as Investment Manager

By:	/s/ Clarke B. Futch
Clarke B. Futch
Managing Partner

/s/ Clarke B. Futch
Name:	Clarke B. Futch
Title:	Managing Partner, HealthCare Royalty Management, LLC

/s/ Paul J. Hadden
Name:	Paul J. Hadden
Title:	Managing Director, HealthCare Royalty Management, LLC

CUSIP No. 46187J205

/s/ Christopher A. White
Name:	Christopher A. White
Title:	Chief Operating Officer, HealthCare Royalty
Management, LLC

/s/ Michael G. Carter
Name:	Michael G. Carter
Title:	Investment Committee Member, HealthCare Royalty
Management, LLC